As filed with the Securities and Exchange Commission on October 1, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Palisade Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	52-2007292
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Palisade Bio, Inc.

1902 Wright Place, Suite 200

Carlsbad, CA 92008

(858) 704-4900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

JD Finley, Chief Executive Officer

Palisade Bio, Inc.

1902 Wright Place, Suite 200

Carlsbad, CA 92008

(858) 704-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Thacker	Michael F. Nertney
Ryan J. Gunderson John E. Maciejewski Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Road, Suite 200 San Diego, California 92130 (858) 436-8000	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-290568)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $24,518,000 in (i) additional shares of our common stock, par value $0.01 per share (the “common stock”), (ii) pre-funded warrants to purchase shares of our common stock, (iii) warrants to purchase shares of our common stock to be issued to the representative of the underwriters in the offering (“Representative Warrants”); and (iv) shares of common stock underlying the pre-funded warrants and Representative Warrants. The contents of the Registration Statement on Form S-1 (Registration No. 333-290568), as amended, including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on September 30, 2025, are incorporated by reference in this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and are filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of document

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page of the Prior Registration Statement on Form S-1 (File No. 333-290568), filed with the Securities and Exchange Commission on September 29, 2025 and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on October 1, 2025.

Palisade Bio, Inc.

By:	/s/ J.D. Finley
J.D. Finley
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ J.D. Finley	Chief Executive Officer and Director	October 1, 2025
J.D. Finley	(Principal Executive Officer)

/s/ J. D. Finley	Chief Financial Officer	October 1, 2025
J.D. Finley	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board and Director	October 1, 2025
Donald A. Williams

*	Director	October 1, 2025
Binxian Wei

*	Director	October 1, 2025
Emil Chuang

*By:	/s/ J.D. Finley
J.D. Finley
Attorney-in-Fact